UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                 APRIL 28, 2005
                Date of Report (Date of earliest event reported)

                               DIODES INCORPORATED
             (Exact name of registrant as specified in its charter)

         DELAWARE                        1-5740                       95-2039518
         (State or other             (Commission File Number)   (I.R.S. Employer
         jurisdiction of                                  Identification Number)
         incorporation)

                            3050 EAST HILLCREST DRIVE
                           WESTLAKE VILLAGE, CALIFORNIA                    91362
                          (Address of principal executive offices)    (Zip Code)

                                 (805) 446-4800
              (Registrant's telephone number, including area code)



ITEM 2.02           RESULTS OF OPERATIONS AND FINANCIAL CONDITION
-----------------------------------------------------------------

                  On April 28, 2005, Diodes Incorporated issued a press release announcing first quarter 2005 earnings. A copy of the press release is attached as Exhibit 99.1.

                  During the investor conference call on April 28, 2005, Carl Wertz, the Company's Chief Financial Officer made the following additional comments:

a. Operating expenses for the second quarter of 2005 should be in line with first quarter 2005 expenses, except for higher costs in the first quarter of 2005 associated with Sarbanes-Oxley 404 compliance.
b. Depending upon profit mix in the various tax jurisdictions, consolidated tax rates for the remainder of 2005 are expected to be in the 16-20% range.
c. Sales to Lite-On Semiconductor Corporation (the Company's largest shareholder at 32% ) in the first quarter of 2005, as a percentage of total sales, were in the low-to-mid teens.
d. Capacity utilization at the wafer fab for the first quarter of 2005 was low-to-mid-80%, and low 90% at the manufacturing facilities in China.

                  During the investor conference call on April 28, 2005, Mark King, the Company's Vice President of Sales and Marketing made the following additional comment:

a. North American design wins contributed to approximately 28% of Asian sales revenues in the first quarter of 2005. b. European sales, as a percentage of total sales, are still expected to be in the 3-5% range towards the later part of 2005.


                  The information in this Form 8-K and the Exhibits attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1984, except as shall be expressly set forth by specific reference in such filing.


ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS.

(C)  EXHIBITS

                  Exhibit 99.1 - Press Release dated April 28, 2005




                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   April 28, 2005                              DIODES INCORPORATED

                              By /s/ Carl C. Wertz
                                                     CARL C. WERTZ
                                                     Chief Financial Officer


                                  EXHIBIT INDEX

EXHIBIT                                  DESCRIPTION
NUMBER

99.1     Press Release dated April 28, 2005